IMMEDIATE RELEASE

TOWNSQUARE’S FIRST QUARTER NET REVENUE AND ADJUSTED EBITDA SET Q1 RECORD
WITH NET REVENUE +13% AND ADJUSTED EBITDA +10% YEAR-OVER-YEAR

Q1 2022 Digital Revenue Grows +16% YOY - Now 51% of Total Net Revenue
Q1 2022 Digital Adjusted Operating Income is 55% of Total
Net Leverage Declines to 4.66x

Purchase, NY – May 10, 2022 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the first quarter ended March 31, 2022.

“I am proud to announce our strong start to 2022, with net revenue, Adjusted EBITDA and net income increasing year-over-year by +13%, +10%, and $8.9 million, respectively. In addition, net revenue and Adjusted EBITDA exceeded our previously issued guidance due to strong growth and strong margins. As a Digital First Local Media Company, our first quarter performance was driven by our digital platform and solutions, with total digital revenue increasing +16% year-over-year in the first quarter (representing 51% of our total Q1 net revenue) and total digital Adjusted Operating Income increasing +11% year-over year (representing 55% of our total Q1 Adjusted Operating Income),” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “We are also thrilled to announce that we have officially surpassed 2019 pre-COVID results with first quarter 2022 net revenue, Adjusted EBITDA and net income exceeding Q1 2019 levels by +7%, +15%, and $7.3 million, respectively. As we move forward, we expect double-digit digital net revenue growth to continue at strong margins, fueling our overall growth and subsequent debt reduction, from 4.66x net leverage today to 4.0x by year end. We are also pleased to re-affirm our 2022 guidance and our 2024 digital revenue target of at least $275 million. These results and confidence in our outlook are due, in part, to the fact that Townsquare is the only local media and digital marketing solutions company of scale focused principally on markets outside of the Top 50 in the United States, a vital differentiator for our Company.”

Mr. Wilson added, “Our new reporting segments highlight the profit characteristics of our digital platform, which is essentially equal to those of our broadcast platform, each with profit margins of approximately 30%. While we view local radio as an extremely valuable asset with significant and attractive cash flow properties, unparalleled consumer reach, and an important and trusted local connection to our audience and communities, it is not our primary growth driver. With approximately half of our total revenue and profit coming from digital today, we have a strong digital growth engine that will drive significant and consistent growth in the coming years. It is our belief that as a Digital First Local Media Company providing a detailed breakout of our digital revenue and digital profit, Townsquare should be afforded a sum-of-the-parts valuation that gives credit to our digital assets.”

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

First Quarter Highlights*
•As compared to the first quarter of 2021:
•Net revenue increased 12.9%
•Net income increased $8.9 million
•Adjusted EBITDA increased 9.8%
•Total Digital net revenue increased 15.9%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue increased 15.0%
•Digital Advertising net revenue increased 16.6%

•Total Digital Adjusted Operating Income increased 10.6%
•Subscription Digital Marketing Solutions Adjusted Operating Income increased 7.5%
•Digital Advertising Adjusted Operating Income increased 13.1%
•Broadcast Advertising net revenue increased 7.7%
•Diluted income per share was $0.11, and Adjusted Net Income per diluted share was $0.19
•Townsquare Interactive added approximately 1,050 net subscribers
•Announced the accretive acquisition of Cherry Creek Broadcasting LLC for $18.75 million
*See below for discussion of non-GAAP measures.

Guidance
For the second quarter of 2022, net revenue is expected to be between $117 million and $121 million and Adjusted EBITDA is expected to be between $32 million and $33 million.

For the full year 2022, net revenue guidance is reaffirmed to be between $460 and $475 million and Adjusted EBITDA guidance is reaffirmed to be between $115 million and $120 million.

Quarter Ended March 31, 2022 Compared to the Quarter Ended March 31, 2021

Net Revenue
Net revenue for the three months ended March 31, 2022 increased $11.5 million, or 12.9%, as compared to the same period in 2021. Our Digital Advertising net revenue for the three months ended March 31, 2022 increased $4.2 million, or 16.6%, as compared to the same period in 2021, and our Broadcast Advertising net revenue increased $3.4 million, or 7.7%, as compared to the same period in 2021, each due to increases in the purchase of new advertising by our clients. Our Subscription Digital Marketing Solutions net revenue for the three months ended March 31, 2022 increased $2.9 million, or 15.0%, as compared to the same period in 2021, due in part to the addition of approximately 1,050 additional net subscribers during the first quarter of 2022. Total Digital net revenue increased $7.0 million, or 15.9%, to $51.1 million. Excluding political revenue, net revenue increased $11.5 million, or 13.0%, to $99.8 million, Digital Advertising net revenue increased $4.1 million, or 16.4%, to $29.2 million, and Broadcast Advertising net revenue increased $3.5 million, or 7.8%, to $47.7 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended March 31, 2022, increased $2.0 million, or 9.8%, to $22.1 million, as compared to $20.1 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $2.0 million, or 10.0%, to $21.7 million, as compared to $19.7 million in the same period last year.

Net Income (Loss)
Net income for the quarter ended March 31, 2022, increased $8.9 million to $2.7 million, as compared to a net loss of $6.1 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2022, we had a total of $50.9 million of cash and cash equivalents and $550.0 million of outstanding indebtedness, representing 5.1x and 4.7x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2022, of $107.1 million.

The table below presents a summary, as of May 3, 2022, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	12,874,211	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	3,461,341	No votes.[1]
Total	17,150,848
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2022 financial results and 2022 guidance on Tuesday, May 10, 2022 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-855-327-6837 (U.S. & Canada) or 1-631-891-4304 (International) and the confirmation code is 10018916. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 17, 2022. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 10018916. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 27,850 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 330 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 321 local terrestrial radio stations in 67 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, including the COVID-19 pandemic, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2021 Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, loss (gain) on extinguishment and modification of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of long-lived and intangible assets, change in fair value of investment, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment of long-lived and intangible assets, change in fair value of investment, net loss (gain) on sale and retirement of assets, loss (gain) on extinguishment and modification of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of March 31, 2022, divided by our Adjusted EBITDA for the twelve months ended March 31, 2022. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share and per share data)
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$50,886	$50,505
Accounts receivable, net of allowance of $5,643 and $6,743, respectively	51,008	57,647
Prepaid expenses and other current assets	11,389	12,086
Total current assets	113,283	120,238
Property and equipment, net	105,150	106,717
Intangible assets, net	291,468	278,265
Goodwill	157,947	157,947
Investments	16,959	18,217
Operating lease right-of-use-assets	42,373	42,996
Other assets	3,079	1,437
Restricted cash	494	494
Total assets	$730,753	$726,311
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,688	$5,676
Deferred revenue	10,706	10,208
Accrued compensation and benefits	7,827	14,411
Accrued expenses and other current liabilities	25,732	22,512
Operating lease liabilities, current	7,282	7,396
Accrued interest	6,301	15,754
Total current liabilities	67,536	75,957
Long-term debt, net of deferred finance costs of $8,061 and $8,479, respectively	541,939	541,521
Deferred tax liability	21,365	20,081
Operating lease liability, net of current portion	38,079	38,743
Other long-term liabilities	6,184	425
Total liabilities	675,103	676,727
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 12,859,532 and 12,573,654 shares issued and outstanding, respectively	129	126
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,461,341 and 1,636,341 shares issued and outstanding, respectively	35	35
Total common stock	172	169
Additional paid-in capital	306,046	302,724
Accumulated deficit	(254,411)	(256,635)
Non-controlling interest	3,843	3,326
Total stockholders’ equity	55,650	49,584
Total liabilities and stockholders’ equity	$730,753	$726,311

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenue	$100,242	$88,761
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	73,763	64,527
Depreciation and amortization	4,765	4,729
Corporate expenses	4,409	4,134
Stock-based compensation	869	1,062
Transaction costs	431	4,715
Business realignment costs	21	190
Impairment of long-lived and intangible assets	478	—
Net (gain) loss on sale and retirement of assets	(308)	593
Total operating costs and expenses	84,428	79,950
Operating income	15,814	8,811
Other expense (income):
Interest expense, net	10,027	10,155
Loss on extinguishment and modification of debt	—	5,997
Other expense (income), net	1,588	(337)
Income (loss) from operations before tax	4,199	(7,004)
Income tax provision (benefit)	1,458	(895)
Net income (loss)	$2,741	$(6,109)

Net income (loss) attributable to:
Controlling interests	$2,224	$(6,549)
Non-controlling interests	$517	$440

Basic income (loss) per share:
Attributable to common shares	$0.13	$(0.35)
Attributable to participating shares	$—	$—

Diluted income (loss) per share:	$0.11	$(0.35)

Weighted average shares outstanding:
Basic attributable to common shares	16,796	18,602
Basic attributable to participating shares	—	6,823
Diluted	19,509	18,602

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$2,741	$(6,109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Content rights acquired	(9,635)	—
Amortization of content rights	803	—
Change in content rights liabilities	9,635	—
Depreciation and amortization	4,765	4,729
Amortization of deferred financing costs	418	328
Non-cash lease income	(155)	(290)
Net deferred taxes and other	1,284	(1,016)
Provision for doubtful accounts	(287)	350
Stock-based compensation expense	869	1,062
Loss on extinguishment and modification of debt	—	5,997
Trade activity, net	(654)	(3,652)
Impairment of long-lived and intangible assets	478	—
Net (gain) loss on sale and retirement of assets	(308)	593
Gain on insurance recoveries	(11)	(225)
Gain on lease settlement	—	(233)
Unrealized loss on investment	1,508	—
Other	8	3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	7,049	12,212
Prepaid expenses and other assets	735	3,115
Accounts payable	2,861	6,461
Accrued expenses	(4,056)	(5,765)
Accrued interest	(9,453)	2,681
Other long-term liabilities	(29)	(791)
Net cash provided by operating activities - continuing operations	8,566	19,450
Net cash used in operating activities - discontinued operations	—	(33)
Net cash provided by operating activities	8,566	19,417
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(1,650)	—
Purchase of property and equipment	(2,765)	(1,860)
Purchase of investments	—	(128)
Purchase of Bitcoin held as an investment	(4,997)	—
Proceeds from insurance recoveries	11	225
Proceeds from sale of assets	593	316
Net cash used in investing activities	(8,808)	(1,447)
Cash flows from financing activities:
Repayment of term loans	—	(272,381)
Repurchase of 2023 Notes	—	(273,416)
Proceeds from the issuance of 2026 Notes	—	550,000
Prepayment fee on 2023 Notes	—	(4,443)
Deferred financing cost	—	(8,133)
Repurchase of Oaktree securities	—	(80,394)
Transaction costs related to Oaktree securities repurchase	—	(242)
Proceeds from stock options exercised	647	7,946
Repayments of capitalized obligations	(24)	(18)
Net cash provided by (used) in financing activities	623	(81,081)
Cash and cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	381	(63,111)
Beginning of period	50,999	83,723
End of period	$51,380	$20,612

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$18,909	$7,150
Income taxes	48	70

Supplemental Disclosure of Non-cash Activities:
Investments acquired in exchange for advertising(1)	$250	$5,100
Property and equipment acquired in exchange for advertising(1)	211	912
Accrued capital expenditures	384	283
Accrued financing fees	—	1,043
Accrued transaction cost for securities repurchased	—	1,312

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$2,546	$2,773
Right-of-use assets obtained in exchange for operating lease obligations	$1,177	$1,067

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$50,886	$20,118
Restricted cash	494	494
	$51,380	$20,612

(1) Represents total advertising services provided by the Company in exchange for equity interests and property and equipment acquired during each of the three months ended March 31, 2022 and 2021, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021	% Change
Subscription Digital Marketing Solutions	$21,850	$18,997	15.0%
Digital Advertising	29,227	25,076	16.6%
Broadcast Advertising	48,100	44,681	7.7%
Other	1,065	7	**
Net revenue	100,242	88,761	12.9%
Subscription Digital Marketing Solutions Expenses	15,476	13,065	18.5%
Digital Advertising expenses	21,011	17,814	17.9%
Broadcast Advertising expenses	36,438	33,581	8.5%
Other expenses	838	67	**
Direct operating expenses	73,763	64,527	14.3%
Depreciation and amortization	4,765	4,729	0.8%
Corporate expenses	4,409	4,134	6.7%
Stock-based compensation	869	1,062	(18.2)%
Transaction costs	431	4,715	(90.9)%
Business realignment costs	21	190	(88.9)%
Impairment of long-lived and intangible assets	478	—	**
Net (gain) loss on sale and retirement of assets	(308)	593	**
Total operating costs and expenses	84,428	79,950	5.6%
Operating income	15,814	8,811	79.5%
Other expense (income):
Interest expense, net	10,027	10,155	(1.3)%
Loss on extinguishment and modification of debt	—	5,997	**
Other expense (income), net	1,588	(337)	**
Income (loss) from operations before tax	4,199	(7,004)	**
Income tax provision (benefit)	1,458	(895)	**
Net income (loss)	$2,741	$(6,109)	**
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three months ended March 31, 2022, and 2021, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2022	2021	% Change
Subscription Digital Marketing Solutions	$21,850	$18,997	15.0%
Digital Advertising	29,227	25,076	16.6%
Digital	51,077	44,073	15.9%
Broadcast Advertising	48,100	44,681	7.7%
Other	1,065	7	**
Net revenue	$100,242	$88,761	12.9%
Subscription Digital Marketing Solutions	$6,374	$5,932	7.5%
Digital Advertising	8,216	7,262	13.1%
Digital	14,590	13,194	10.6%
Broadcast Advertising	11,662	11,100	5.1%
Other	227	(60)	**
Adjusted Operating Income	$26,479	$24,234	9.3%
** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three months ended March 31, 2022, and 2021, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2022	2021	% Change
Subscription Digital Marketing Solutions	$21,850	$18,997	15.0%
Digital Advertising	29,227	25,076	16.6%
Digital	51,077	44,073	15.9%
Broadcast Advertising	48,100	44,681	7.7%
Other	1,065	7	**
Net revenue	$100,242	$88,761	12.9%
Subscription Digital Marketing Solutions political revenue	—	—	**
Digital Advertising political revenue	46	—	**
Broadcast Advertising political revenue	386	439	(12.1)%
Other political revenue	—	—	**
Political revenue	$432	$439	(1.6)%
Subscription Digital Marketing Solutions net revenue (ex. political)	$21,850	$18,997	15.0%
Digital Advertising net revenue (ex. political)	29,181	25,076	16.4%
Digital net revenue (ex. political)	51,031	44,073	15.8%
Broadcast Advertising political net revenue (ex. political)	47,714	44,242	7.8%
Other net revenue (ex. political)	1,065	7	**
Net revenue (ex. political)	$99,810	$88,322	13.0%
** not meaningful

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months ended March 31, 2022, and 2021, respectively (in thousands, except per share data):

	Three Months Ended March 31,
	(Unaudited)
	2022	2021
Net income (loss)	$2,741	$(6,109)
Income tax provision (benefit)	1,458	(895)
Income (loss) from operations before income taxes	4,199	(7,004)
Transaction costs	431	4,715
Business realignment costs	21	190
Impairment of long-lived and intangible assets	478	—
Net (gain) loss on sale and retirement of assets	(308)	593
Loss on extinguishment and modification of debt	—	5,997
Change in fair value of investment	1,508	—
Gain on insurance recoveries	(11)	(225)
Net income attributable to non-controlling interest, net of income taxes	(517)	(440)
Adjusted net income before income taxes	5,801	3,826
Income tax provision	2,014	489
Adjusted Net Income	$3,787	$3,337

Adjusted Net Income Per Share:
Basic	$0.23	$0.18
Diluted	$0.19	$0.13

Weighted average shares outstanding:
Basic	16,796	18,602
Diluted	19,509	25,425

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2022, and 2021, respectively (dollars in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2022	2021
Net income (loss)	$2,741	$(6,109)
Income tax provision (benefit)	1,458	(895)
Interest expense, net	10,027	10,155
Loss on extinguishment and modification of debt	—	5,997
Depreciation and amortization	4,765	4,729
Stock-based compensation	869	1,062
Transaction costs	431	4,715
Business realignment costs	21	190
Impairment of long-lived and intangible assets	478	—
Change in fair value on investment	1,508	—
Other (a)	(228)	256
Adjusted EBITDA	$22,070	$20,100
Political Adjusted EBITDA	(367)	(373)
Adjusted EBITDA (Excluding Political)	$21,703	$19,727
Political Adjusted EBITDA	367	373
Net cash paid for interest	(18,909)	(7,150)
Capital expenditures	(2,765)	(1,860)
Cash paid for taxes	(48)	(70)
Adjusted EBITDA Less Interest, Capex and Taxes	$348	$11,020
(a) Other includes net (gain) loss on sale and retirement of assets and other expense (income), net.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2022 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	March 31, 2022
Net income	$10,074	$12,894	$1,925	$2,741	$27,634
Income tax provision	3,977	3,349	3,920	1,458	12,704
Interest expense, net	9,809	9,816	10,066	10,027	39,718
Depreciation and amortization	4,996	4,821	4,552	4,765	19,134
Stock-based compensation	894	877	885	869	3,525
Transaction costs	390	2	(648)	431	175
Business realignment costs	66	484	106	21	677
Impairment of long-lived and intangible assets	95	—	1,818	478	2,391
Change in fair value of investment	—	(2,924)	2,792	1,508	1,376
Other (a)	(6)	(168)	151	$(228)	(251)
Adjusted EBITDA	$30,295	$29,151	$25,567	$22,070	$107,083
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (Loss) by segment for the three months ended March 31, 2022, and 2021 (in thousands):

	Three Months Ended March 31, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,965	$8,136	$8,695	$60	$(7,042)	$15,814
Depreciation and amortization	277	65	3,145	38	1,240	4,765
Corporate expenses	—	—	—	—	4,409	4,409
Stock-based compensation	132	15	87	3	632	869
Transaction costs	—	—	—	—	431	431
Business realignment costs	—	—	—	6	15	21
Impairment of long-lived and intangible assets	—	—	7	120	351	478
Net gain on sale and retirement of assets	—	—	(272)	—	(36)	(308)
Adjusted Operating Income	$6,374	$8,216	$11,662	$227	$—	$26,479

	Three Months Ended March 31, 2021
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,361	$7,017	$7,703	$(125)	$(11,145)	$8,811
Depreciation and amortization	416	224	3,270	45	774	4,729
Corporate expenses	—	—	—	—	4,134	4,134
Stock-based compensation	155	21	127	6	753	1,062
Transaction costs	—	—	—	—	4,715	4,715
Business realignment costs	—	—	—	14	176	190
Net loss on sale and retirement of assets	—	—	—	—	593	593
Adjusted Operating Income (Loss)	$5,932	$7,262	$11,100	$(60)	$—	$24,234